UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2007 (September 7, 2007)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center

250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01,	“Entry into a Material Definitive Agreement”

On September 7, 2007, Moody’s Corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company and The Prudential Insurance Company of America, Universal Prudential Arizona Reinsurance Company, Prudential Retirement Insurance and Annuity Company, Medica Health Plans, The Northwestern Mutual Life Insurance Company, Genworth Mortgage Insurance Corporation, Life Insurance Company of North America, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Amerus Life Insurance Company, American Investors Life Insurance Company, Aviva Life Insurance Company, The Guardian Life Insurance Company of America, State Farm Life Insurance Company, Southern Farm Bureau Life Insurance Company, Thrivent Financial for Lutherans, The Union Central Life Insurance Company, Ameritas Life Insurance Corp., Acacia Life Insurance Company, Acacia Life Insurance Company – Closed Block, American Family Life Insurance Company and Assurity Life Insurance Company. The Note Purchase Agreement relates to the Company’s private placement of $300 million aggregate principal amount of its 6.06% Series 2007-1 Senior Unsecured Notes due 2017 (the “Series 2007-1 Notes”). Under the terms of the Note Purchase Agreement, the Company may, from time to time within five years after the closing of the private placement, in its sole discretion, issue additional series of senior notes in an aggregate principal amount of up to $500 million pursuant to one or more supplements to the Note Purchase Agreement (any such future notes, together with the Series 2007-1 Notes, the “Notes”). A copy of the Note Purchase Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Note Purchase Agreement and the Series 2007-1 Notes issued thereunder, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03,	“Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant”

On September 7, 2007, the Company issued and sold through a private placement transaction $300 million aggregate principal amount of its Series 2007-1 Notes pursuant to the Note Purchase Agreement. The Series 2007-1 Notes were sold pursuant to private placement exemptions under the Securities Act of 1933, as amended. The proceeds from the sale of the Series 2007-1 Notes will be used to repay a portion of bank debts incurred for general corporate purposes, including the repurchase of shares of the Company’s common stock. The private placement was approved by the Company’s board of directors on July 30, 2007.

The Series 2007-1 Notes bear interest at the fixed rate of 6.06% and mature on September 7, 2017. Interest on the Series 2007-1 Notes will be due semiannually on March 7 and September 7 of each year, commencing March 7, 2008. The Company may prepay the Series 2007-1 Notes, in whole or in part, at any time at a price equal to 100% of the principal amount being prepaid, plus accrued and unpaid interest and a “make-whole” prepayment premium. Additionally, at the option of the holders of the Notes, the Company may be required to prepay all of the Notes upon the occurrence of a “change of control event,” as defined in the Note Purchase Agreement, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment.

The Series 2007-1 Notes are unsecured. Pursuant to the Note Purchase Agreement, any subsidiary of the Company that, at any time after the date of the Note Purchase Agreement, has any indebtedness outstanding under, or any guaranty with respect to any indebtedness of the Company or any of its subsidiaries (as defined in the Note Purchase Agreement) outstanding under, the Company’s Five-Year Credit Agreement, dated as of September 1, 2004, among the Company, certain of its subsidiaries party thereto, the lenders party thereto, JP Morgan Chase Bank, as Administrative Agent, Citibank, N.A. as Syndication Agent, and The Bank of New York, as Documentation Agent, or the Interim Loan Agreement dated as of August 8, 2007, among the Company, certain subsidiaries party thereto, the lenders party thereto, JP Morgan Chase Bank, N.A., as a Lender and as Administrative Agent, Bank of America, N.A., as Lender and as Syndication Agent, and Wachovia Bank, N.A., as Lender and Documentation Agent will become a subsidiary guarantor of the Company’s obligations under the Series 2007-1 Notes. Currently, no subsidiary of the Company is a subsidiary guarantor with respect to the Series 2007-1 Notes.

The Note Purchase Agreement contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things: enter into transactions with affiliates; dispose of assets; incur or create liens; and enter into sale and leaseback transactions. In addition, the Note Purchase Agreement contains a covenant that limits the ability of the Company to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets. The Company must also not permit its “Total Debt to EBITDA Ratio,” as defined in the Note Purchase Agreement, to exceed 4.0 to 1.0 at the end of any fiscal quarter of the Company.

The Note Purchase Agreement contains customary default provisions, as well as the following cross-default provisions. An event of default will occur if the Company or any significant subsidiary (as defined in the Note Purchase Agreement) is in default (as principal or as guarantor) (i) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $50 million beyond any applicable grace period, (ii) with any financial covenant contained in any instrument of indebtedness in an aggregate outstanding principal amount of at least $50 million beyond any applicable grace period or (iii) in the performance of or compliance with any term of any evidence of any indebtedness in an aggregate outstanding principal amount of at least $50 million or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment. Upon the occurrence and during the continuation of an event of default under the Note Purchase Agreement, the Series 2007-1 Notes may become immediately due and payable either automatically or by the vote of the holders of more than 50% of the aggregate principal amount of all of the Company’s Notes then outstanding.

The description set forth above is qualified in its entirety by the Note Purchase Agreement and the form of Series 2007-1 Note, which are incorporated herein by reference and are filed herewith as Exhibit 4.1.

As of September 13, 2007, the Company has a total of $1.2 billion of debt outstanding and an additional borrowing capacity of approximately $100 million under its credit facilities. The issuance of the Series 2007-1 Notes reduced the borrowing capacity under the $500 million interim credit facility entered into on August 8, 2007 to $200 million.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

4.1	Note Purchase Agreement, dated September 7, 2007, by and among Moody’s Corporation and the Note Purchasers party thereto, including the form of the Series 2007-1 Note.

99.1	Press Release of Moody’s Corporation, dated September 13, 2007, announcing the closing of a $300 million private placement of Moody’s Corporation’s 6.06% Series 2007-1 Senior Unsecured Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Dated: September 13, 2007

MOODY’S CORPORATION

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Note Purchase Agreement, dated September 7, 2007, by and among Moody’s Corporation and the Note Purchasers party thereto, including the form of the Series 2007-1 Note.

99.1	Press Release of Moody’s Corporation, dated September 13, 2007, announcing the closing of a $300 million private placement of Moody’s Corporation’s 6.06% Series 2007-1 Senior Unsecured Notes.